UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016 (November 9, 2016)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Corrections Corporation of America

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On November 9, 2016, Corrections Corporation of America (the “Company”) filed Articles of Amendment with the State Department of Assessments and Taxation of the State of Maryland to effect a change of the name of the Company to “CoreCivic, Inc.”. The Articles of Amendment are attached hereto as Exhibit 3.1 and incorporated herein by reference. In connection with the name change, the Company revised its specimen certificate representing shares of the Company’s Common Stock. A copy of the revised specimen certificate is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2016, the Company filed Articles of Amendment effecting the name change with the State Department of Assessments and Taxation of the State of Maryland. The Articles of Amendment are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effective November 9, 2016, the Board of Directors of the Company amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to reflect the name change. The Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report:

Exhibit 3.1 – Articles of Amendment of Corrections Corporation of America

Exhibit 3.2 – CoreCivic, Inc. Eighth Amended and Restated Bylaws

Exhibit 4.1 – Specimen of certificate representing the Company’s Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 10, 2016	CORECIVIC, INC.

	By:	/s/ David Garfinkle

David Garfinkle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment of Corrections Corporation of America

3.2	CoreCivic, Inc. Eighth Amended and Restated Bylaws

4.1	Specimen of certificate representing the Company’s Common Stock